SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PACIFIC SCIENTIFIC

          THE GABELLI PERFORMANCE PARTNERSHIP
                                 3/10/98           17,000-           30.2500
          GABELLI INTERNATIONAL LTD
                                 3/10/98           10,000-           30.2500
          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                 3/10/98          100,000-           30.2500
               THE GABELLI SMALL CAP GROWTH FUND
                                 3/10/98           65,000-           30.2500
               THE GABELLI EQUITY TRUST,INC.
                                 3/10/98          100,000-           30.2500
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 3/10/98          110,000-           30.2500
               THE GABELLI ASSET FUND
                                 3/10/98          100,000-           30.2500
               THE GABELLI ABC FUND
                                 3/10/98          100,000-           30.2500
          GAMCO INVESTORS, INC.
                                 3/10/98          127,000-           30.2500
                                 3/10/98          530,500-           30.2500
          GABELLI ASSOCIATES LTD
                                 3/10/98           31,500-           30.2500
          GABELLI ASSOCIATES FUND
                                 3/10/98          318,200-           30.2500








          (1) THE TRANSACTIONS ON 3/10/98 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT TO SCHEDULE 13D.


          (2) PRICE EXCLUDES COMMISSION.